EXHIBIT 99.1

Sangui BioTech International , Inc.
Alfred-Herrhausen-Str. 44
D-58455 Witten
Phone: 0049-2302-915200
Fax: 0049-2302-915191

Sangui Announces Change of Auditor

Witten, Germany, September 21, 2007 – SanguiBioTech announced today that it has engaged Moore & Associates, Chartered as its registered independent accountants to perform its annual financial audits, including customary review of quarterly financial statements.  Sangui had previously engaged HJ & Assoicates, LLC to perform such services.

The change in independent accountants did not result from any dissatisfaction with the quality of professional services rendered by HJ & Associates.  Furthermore, there were no disagreements with HJ & Associates for the fiscal years ended June 30, 2004 or 2005, or for the interim period subsequent ending September 30, 2005, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of HJ & Associates, would have caused them to make reference thereto in their reports on the financial statements for such periods.

For more information please contact:

Joachim Fleing
Phone: +49 (160) 741 27 17
Fax: +49 (2302) 915 191
e-mail: fleing@sangui.de

Forward Looking Statements

Some of the statements contained in this news release discuss future expectations, contain projections of results of operation or financial condition or state other “forward-looking” information. These statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and is derived using numerous assumptions.  Important factors that may cause actual results to differ from projections include, among many others, the ability of the Company to raise sufficient capital to meet operating requirements.

Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.